UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ICON Oil & Gas Fund-A L.P.

(Exact name of registrant as specified in its charter)

Delaware	45-3053605
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

427 South Boston Avenue, Suite 703, Tulsa, OK	74103
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:                333-177051-03    (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Limited Partnership Interests

(Title of class)

Investor General Partnership Interests

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

The limited partnership interests and investor general partnership interests in the Registrant are described in the Prospectus as filed with the Securities and Exchange Commission on July 11, 2012 (File No. 333-177051-03).  Such description is incorporated herein by reference.

Item 2. Exhibits.

List below all exhibits filed as a part of the registration statement:

Exhibit Number	Description
3.1*	Certificate of Limited Partnership of ICON Oil & Gas Fund-A, L.P. filed with the Delaware Secretary of State
4.1**	ICON Oil & Gas Fund-A, L.P. Limited Partnership Agreement (included as Exhibit A to the Prospectus)
4.2**	Subscription Agreement, including the limited partner signature page and power of attorney (included as Exhibit C to the Prospectus)

*  Previously filed as an exhibit to the initial pre-effective filing of the Registration Statement on Form S-1 filed on September 28, 2011.
** Previously filed and included in the Prospectus filed on July 11, 2012.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ICON Oil & Gas Fund-A L.P.

(Registrant)

Date: April 29, 2013

By:   ICON Oil and Gas GP, LLC, a Delaware limited liability company, its General Partner

By:  /s/ Mark Gatto
 Mark Gatto
 Co-President and Co-Chief Executive Officer